                                                                     EXHIBIT 2.5

                     FOURTH AMENDMENT TO CONTRACT OF SALE

     THIS FOURTH AMENDMENT TO CONTRACT OF SALE (this "Amendment"), made as of
                                                      ---------
this 31/st/ day of August, 2000, between CT OPERATING PARTNERSHIP, L.P., CT RETAIL PROPERTIES FINANCE IV, LLC, CT RETAIL PROPERTIES FINANCE I, LLC AND CENTER TRUST RETAIL PROPERTIES FINANCE III, LLC (collectively, "Sellers"), and
                                                                -------
KIMCO REALTY CORPORATION ("Buyer").
                           -----

                             W I T N E S S E T H:

     A. Sellers and Buyer entered into an Agreement for Purchase and Sale, dated as of July 12, 2000, as amended by that certain Amendment to Contract of Sale, dated August 10, 2000 and Second Amendment to Contract of Sale, dated as of August 25, 2000 and Third Amendment to Contract of Sale, dated as of August 29, 2000 (collectively, the "Original Contract of Sale"), covering the sale of a
                             -------------------------
portfolio of six shopping center properties more particularly described in the Original Contract of Sale (each, a "Property" and collectively, the
                                    --------
"Properties").  Capitalized terms used but not otherwise defined herein shall
 ----------
have the meanings set forth in the Original Contract of Sale;

     B. As a result of certain environmental conditions at the Properties commonly known as Montebello Town Square located in Montebello, California (the "Montebello Property") and Vista Balboa located in San Diego, California (the
 -------------------
"Vista Balboa Property") and certain physical conditions at all the Properties,
----------------------
Sellers and Buyer wish to amend the Original Contract of Sale on the terms and conditions hereinafter set forth; and

     C. Buyer and Sellers wish to confirm that the Due Diligence Period has expired and Buyer has completed its inspection and diligence of the Properties and except as otherwise provided herein, Buyer has forgone its right to terminate under Section 2.4 of the Original Contract of Sale and is obligated to
                -----------
close the acquisition of all Properties, which closing is anticipated to occur on or about September 15, 2000, subject only to the satisfaction or waiver of all conditions to Closing set forth in the Original Contract of Sale, as amended hereby.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, it is agreed as follows:

     1. The foregoing recitals are hereby acknowledged as true and correct and incorporated in this Amendment.

     2.   The definition of "REA" set forth in Article 1 of the Original
                                               ---------
Contract of Sale is hereby deleted in its entirety and replaced with the following:

          ""REA" shall mean, with respect to each of the Properties, those
            ---
certain easement, operating and/or covenant agreements or declarations, as set forth on the title policies or commitments listed on Schedule 4.1(l) attached
                                                     ---------------
hereto, or any written updates thereto which have been given to Sellers."

     3.   (a)  The first sentence of Section 2.2 of the Original Contract of
                                     -----------
Sale is hereby deleted in its entirety and replaced with the following:

          "The aggregate purchase price for the Properties (the "Purchase
                                                                 --------
     Price") shall be One Hundred Fifty-Nine Million Six Hundred and Ten
     -----
     Thousand Dollars (U.S. $159,610,000.00), subject to adjustment in accordance with Sections 3.2 and 6.3 below."
                     --------------------

          (b) The parties hereto acknowledge and agree that any termination of the Tutor Time Lease (hereafter defined) shall not result in any reduction in the Purchase Price.

     4.   (a)  Section 3.1(a)(iv) of the Original Contract of Sale is hereby
               ------------------
deleted in its entirety and replaced with the following:  "Intentionally
Omitted."

          (b)  Section 3.1(a)(vi) of the Original Contract of Sale is hereby
               ------------------
deleted in its entirety and replaced with the following:

               "(vi) Sellers' delivery to Buyer of (A) with respect to the Ground Lease, an estoppel and consent from the ground lessor and (B) with respect to each party to an REA and from American Multi Cinema, Inc. regarding its lease of certain property covered by the REA affecting the Covina Property (the "AMC Lease"), an estoppel certificate, in each case,
                           ---------
     in form and substance reasonably satisfactory to Buyer, dated not more than thirty (30) days prior to the anticipated Closing; provided, however, that
                                                        --------  -------
     the failure to deliver such estoppels and/or consents prior to the Closing Date shall not be a failure of a closing condition if: (i) Sellers cause the Title Company to issue the Title Policies including, without exception, for the Covina Property (together with any affirmative insurance endorsement(s) reasonably requested by Buyer as a result of Sellers' failure to obtain the consent of the ground lessor under the Ground Lease to the assignment and assumption of the Ground Lease by the Closing Date), and covenants to use good faith efforts to obtain such estoppels and/or consent post-closing as promptly as reasonably possible; and (ii) with respect to any missing estoppels and/or consent for an REA party, the AMC Lease or the Ground Lease, as applicable, Seller provides an estoppel from Seller in form and substance reasonably satisfactory to Buyer."

     5.   Exhibit B to the Original Contract of Sale is hereby deleted in its
          ---------
entirety and replaced with Exhibit A attached hereto.
                           ---------

     6. Notwithstanding anything to the contrary contained in the Original Contract of Sale, Buyer's obligation to purchase the Properties shall be subject to and contingent upon the satisfaction (or waiver by Buyer) of the following conditions precedent in accordance with the terms hereinafter set forth:

          (a) Sellers shall, at Sellers' sole cost and expense (except for the first twenty thousand dollars of the premium which shall be paid by Buyer), deliver to Buyer (and Buyer shall reasonably cooperate with Sellers to assure delivery) at Closing, from Kemper Environmental, Inc., an environmental insurance policy covering the Montebello Property for all pre-existing conditions, including all matters related to the methane gas and OII Superfund site, with a term of not less than ten (10) years following the date of Closing (which term may be made up of an initial term of five (5) years with an automatic extension option for five (5) additional years subject to the payment of a renewal premium to be paid solely by Buyer) and a retention amount of not more than twenty-five thousand dollars ($25,000), and specifically provides that any lender of Buyer may be added as an additional insured at no additional cost, and otherwise in a form, and with coverage substantially identical to Sellers' blanket environmental insurance policy with Kemper Environmental, Inc., dated December 14, 1999 (Policy Number 4TG000022), a copy of which has been provided to Buyer prior to the date hereof; and

          (b) On or prior to the Closing Date, Sellers shall take one of the following actions, at Sellers' sole option and cost: (i) provide either (x) a written determination from the Department of Toxic Substances Control or other evidence reasonably satisfactory to Buyer that the Montebello Property is currently not designated as a border zone property as defined under (S)25220 et.
                                                                             ---
seq. of the California Health and Safety Code after disclosure to DTSC that a
---
day care center/child care facility is located within 2,000 feet of the OII Superfund site, or (y) a variance issued by the Department of Toxic Substances Control as contemplated by (S)25232 et. seq. of the California Health and Safety
                                    -------
Code; or (ii) terminate that certain Lease Agreement, dated as of January 26, 1995, between Center Trust, as lessor and Lifecare Acquisitions of California, Inc., as lessee (together with all modifications or supplements thereto, the "Tutor Time Lease"), with the lessee thereunder having vacated and surrendered
-----------------
the premises to Center Trust free and clear of all of such tenant's personal property, furniture, fixtures and equipment. Notwithstanding the foregoing, in the event that Sellers have provided written notice to Buyer prior to the Closing Date of its exercise of the option described in clause "(ii)" of the preceding sentence (the "Tutor Time Lease Termination Option") and Sellers have
                         -----------------------------------
been unable to completely satisfy the conditions set forth in such clause "(ii)" by the Closing Date after good faith diligent efforts by Sellers, the parties hereto agree that the closing of the Montebello Property shall be deferred for a reasonable period of time after the Closing Date (up to a maximum of ninety (90) days) and the parties shall be bound to consummate the purchase and sale of the balance of the Properties in accordance with the terms of the Original Contract of Sale (as amended by this Amendment). In the event that the closing of the Montebello Property is deferred as provided in the preceding sentence, the Purchase Price paid on the Closing Date for the remaining Properties shall be reduced by an amount equal to the Allocated Purchase Price for the Montebello Property as set forth on Exhibit A attached. The parties hereto acknowledge and agree that the conditions precedent described in this Section 6 pertaining to the Montebello Property shall not constitute an "Intervening Matter" under the Original Contract of Sale, as amended by this Amendment and in no event shall the failure to satisfy such conditions be considered a default of either party but shall only affect the Closing as a failure of a condition to Closing of the Montebello Property. Nothing contained herein shall be construed as a waiver of Buyer's rights under 3.2(d) in the event an Intervening Matter does exist on the Montebello Property.

     7. (a) The parties hereto acknowledge and agree that in connection with certain soil and groundwater contamination at the Vista Balboa Property, Sellers are currently in the process of preparing a remediation action plan (the "Remediation Plan") for submission to the applicable governmental authority or
-----------------
agency having jurisdiction over such contamination (the "Agency").  Sellers
                                                         ------
agree to use good faith commercially reasonable efforts to design a Remediation Plan that minimizes any disruption or interference with the shopping center operations at the Vista Balboa Property. On the Closing Date, Sellers and Buyer shall enter into an escrow arrangement with Chicago Title Insurance Company (the "Escrow Agent") pursuant to which the Escrow Agent shall withhold (the "Holdback
 ------------                                                           --------
Fund") from the amounts to be distributed to Sellers on the
----

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

Closing Date, the amount of Seven Hundred Fifty Thousand Dollars ($750,000)(the "Holdback Amount") to be held in escrow and disbursed in
 ---------------
accordance with the terms of this Section 7 and a separate escrow agreement to
                                  ---------
be entered into among Sellers, Buyer and
--
Escrow Agent.

          (b) On the Closing Date, Sellers and Buyer shall each designate an environmental consultant (each, an "Environmental Consultant") to assist it in
                                    ------------------------
connection with the Remediation Plan. Sellers and Buyer agree to cooperate in good faith after consultation with one another to negotiate and obtain the Agency's approval of the Remediation Plan, provided, that, Sellers shall, at all times, be the lead negotiator and liaison with the Agency and Buyer shall not be permitted to deal directly with such Agency without the presence of a representative of Sellers and/or their consultants, and provided, further, that, Sellers shall keep Buyer informed of all actions in the development of the Remediation Plan and shall provide, or cause to be provided, to Buyer, copies of all reports and data generated in connection therewith. Sellers agree to use good faith efforts to mitigate the amount of such costs and expenses. Nothing contained in this paragraph shall be deemed to prevent Buyer from responding (after consultation with Sellers) to inquiries or written requests made by the Agency that were uninitiated by Buyer regarding factual issues related to the Vista Balboa Property, provided, that, Sellers have been given an opportunity to participate in any meetings or other proceedings with the Agency and receives a written copy of all such inquiries or requests. Upon the approval of the Remediation Plan by the Agency, Sellers and Buyer shall use good faith efforts within ten (10) business days after such approval to (i) mutually agree upon the environmental contractor responsible for implementing such approved Remediation Plan (the "Cleanup Contractor"), provided, that, in the event that the parties
           ------------------
are unable to agree on such Cleanup Contractor, Sellers' selection of the Cleanup Contractor, subject to the Agency's approval, if required, shall control; and (ii) cause their applicable Environmental Consultant to agree, after consultation with one another and the Cleanup Contractor, on the estimated costs for implementing and completing such Remediation Plan, including, all costs and expenses related to the purchasing and installation of the remediation system, long-term monitoring, legal and consulting fees and all other expenses necessary to obtain a "no-further action" letter or similar certification from the Agency (collectively, the "Estimated Remediation Costs"). Within five (5)
                               ---------------------------
business days after the Remediation Plan has been approved by the Agency and the remediation system required by the Agency has been installed and is certified by the Agency to be working properly, the Escrow Agent shall release to Sellers from the Holdback Fund, an amount equal to (x) the costs of purchasing and installing the remediation system plus (y) the difference between (1) the Holdback Amount (plus any interest earned thereon) after deducting therefrom any amounts released pursuant to the preceding clause "(x)"; and (2) one hundred twenty-five percent (125%) of the Estimated Remediation Costs remaining after deduction for the amounts covered in the preceding clause "(x)". Upon the release of such funds to Sellers, Buyer shall become the lead negotiator and liaison with the Agency in its efforts to obtain a "no further action" letter or similar certification. Any funds remaining in the Holdback Fund after such distribution shall be held in escrow by the Escrow Agent and used to pay for the costs of implementing and completing the Remediation Plan. Sellers and Buyer agree to cooperate in good faith with one another in connection with the implementation and completion of the Remediation Plan by the Cleanup Contractor.

          (c) Upon the completion of all work set forth in the Remediation Plan and the receipt of a "no further action" letter or other similar certification (the "Completion Letter") from the Agency that no further corrective action is
      -----------------
required (including, no further monitoring or reporting obligations), the balance of the funds remaining in the Holdback Fund, if any, shall be

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

released to Sellers. In the event that the amounts remaining in the Holdback Fund are insufficient to pay for all costs and expenses actually incurred in implementing and completing the Remediation Plan and obtaining the Completion Letter, Sellers shall be responsible for the payment of all such additional costs and Sellers agree to indemnify, defend, and hold Buyer harmless from any and all claims, liabilities, and damages with respect to such costs and the Remediation Plan to the extent that such additional costs do not arise from any of Buyer's or its assignee's, agent's, contractor's, licensee's or tenant's negligent actions or violations of the terms of this Amendment and provided, that, Seller's obligation with respect to such indemnity and costs shall not exceed $1,000,000 in the aggregate (inclusive of the Estimated Remediation Costs), and provided, further, that Buyer shall use good faith efforts to mitigate the amount of such costs and expenses and obtain Seller's reasonable approval prior to the payment thereof. Buyer expressly acknowledges and agrees that the indemnity contained in the preceding sentence and the Escrow Agreement and the Holdback Fund may be assigned by Buyer to any other person or entity (including its lender or any affiliate of Buyer) without the prior written consent of Sellers provided, that, such assignee, assumes all of Buyer's obligations under this Amendment and agrees to be bound by the terms hereof and provided, further, that in the event of any transfer or assignment to any third party or any person or entity which is not controlled, directly or indirectly, by Buyer or Kimco Income Operating Partnership, L.P., (a "Third Party
                                                          -----------
Transferee"), notwithstanding anything to the contrary contained in Section 7(b)
----------                                                          ------------
above, Sellers shall be the lead negotiator and liaison with the Agency, and such Third Party Transferee shall not be permitted to deal directly with the Agency without the presence of a representative of Sellers and/or their consultants and Sellers shall control the completion of the Remediation Plan and the issuance of the Completion Letter so long as Sellers use good faith efforts to keep the Third Party Transferee reasonably informed of all developments in connection therewith.

     (d)  The obligations of the parties contained in this Section 7 shall
                                                           ---------
survive the Closing for a period of three (3) months after the Completion Letter is issued by the Agency.

     8. The parties hereto acknowledge and agree that (a) the Original Contract of Sale, as hereby amended, is in full force and effect in accordance with its terms and has not been supplemented, modified or otherwise amended, except pursuant to this Amendment; (b) except as otherwise expressly set forth herein, this Amendment shall not operate as a waiver of any rights or remedies of either Sellers or Buyer under the Original Contract of Sale; and (c) the Original Contract of Sale, as amended hereby, is binding and enforceable against each of the parties hereto in accordance with its terms. All references to the "Agreement for Purchase and Sale of Center Trust, Inc, Selected Portfolio" or any other similar reference to the Original Contract of Sale in the Original Contract of Sale and any Closing documents shall mean and refer to the Original Contract of Sale as modified and amended hereby.

     9. In the event of any conflict or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Original Contract of Sale, the terms and provisions of this Amendment shall govern and control.

     10. This Amendment may be executed in any number of counterparts (and by facsimile), each of which when executed shall be deemed an original (including, any counterparts transmitted by facsimile), and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

     11. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without reference to its conflict of laws principles.

     IN WITNESS WHEREOF, the parties have executed this instrument as of the date above set forth.

                                  "SELLERS"

                                  CT OPERATING PARTNERSHIP, L.P., a
                                  California limited partnership

                                  By:  CENTER TRUST, INC., a Maryland
                                       corporation, its general partner


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


                                  CT RETAIL PROPERTIES FINANCE I, LLC,
                                  a Delaware limited liability company

                                  By:  CT OPERATING PARTNERSHIP, L.P., a
                                       California limited partnership

                                       By:  CENTER TRUST, INC., a   Maryland
                                            corporation, its general partner


                                            By:
                                               ---------------------------
                                               Name:
                                               Title:


                                  CENTER TRUST RETAIL PROPERTIES FINANCE III,
                                  LLC, a Delaware limited liability company

                                  By:  CT OPERATING PARTNERSHIP, L.P., a
                                       California limited partnership


                                       By:  CENTER TRUST, INC., a   Maryland
                                            corporation, its general partner


                                            By:
                                               ---------------------------
                                               Name:
                                               Title:

                                  CT RETAIL PROPERTIES FINANCE IV, LLC,
                                  a Delaware limited liability company

                                  By:  CT OPERATING PARTNERSHIP, L.P., a
                                       California limited partnership

                                       By:  CENTER TRUST, INC., a   Maryland
                                            corporation, its general partner


                                            By:
                                               ---------------------------
                                               Name:
                                               Title:



                                  "BUYER"

                                  KIMCO REALTY CORPORATION, a Maryland
                                  corporation


                                       By:
                                          --------------------------------
                                          Name:
                                          Title: